UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California	90806
(Address of Principal Executive Offices)	(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, Edward J. Henning resigned from the position of General Counsel of HCP, Inc. (the “Company”), effective May 17, 2010.  On April 22, 2010, the Company separately announced that it has hired J. Alberto Gonzalez-Pita as Executive Vice President — General Counsel, effective May 17, 2010.  Mr. Henning will remain with the Company as an Executive Vice President.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 22, 2010. At the Annual Meeting, there were present in person or by proxy 260,889,855 shares of the Company’s common stock, representing approximately 88.78% of the total outstanding eligible votes. The proposals considered at the Annual Meeting were voted on as follows:

1. The following directors were elected to one year terms of office expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified and received the number of votes set forth opposite their names.

Directors	For	Withheld	Broker Non-Votes
James F. Flaherty III	215,622,180	12,470,795	32,796,880
Christine N. Garvey	222,247,844	5,845,131	32,796,880
David B. Henry	227,136,062	956,913	32,796,880
Lauralee E. Martin	224,419,684	3,673,291	32,796,880
Michael D. McKee	218,336,083	9,756,892	32,796,880
Harold M. Messmer, Jr.	218,336,796	9,756,179	32,796,880
Peter L. Rhein	218,327,206	9,765,769	32,796,880
Kenneth B. Roath	218,543,445	9,549,530	32,796,880
Richard M. Rosenberg	226,723,458	1,369,517	32,796,880
Joseph P. Sullivan	225,140,060	2,952,915	32,796,880

2.  A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010 was approved by the Company’s stockholders. The proposal received 256,716,926 votes in favor and 3,560,974 votes against. There were 611,955 abstentions and no broker non-votes.

3.  A stockholder proposal regarding a majority vote standard for director elections was not approved by the Company’s stockholders.  The proposal received 110,057,954 votes in favor and 116,659,847 votes against. There were 32,796,880 broker non-votes and 1,375,174 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

		By:	/s/ Edward J. Henning
Date:	April 26, 2010		Edward J. Henning
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary